Exhibit 99.1

Cyalume Technologies Holdings, Inc. to Be Acquired by an Affiliate of Arsenal Capital Partners

Fort Lauderdale, FL, August 8, 2017. Cyalume Technologies Holdings, Inc. (OTCQB: CYLU) (the “Company” or “Cyalume”) today announced the signing of a definitive agreement and plan of merger, pursuant to which Cyalume will be acquired by an affiliate of Arsenal Capital Partners (“Arsenal”) in an all-cash transaction.  The total cash consideration to be paid by the purchaser in the transaction is $45 million, subject to certain adjustments set forth in the merger agreement, which includes the repayment of outstanding indebtedness of the Company. The deal is expected to close in September 2017, subject to the satisfaction of the closing conditions set forth in the merger agreement. Upon completion of the transaction, the management team will remain in place.

Zivi Nedivi, Cyalume President and CEO, commented “We are very pleased to announce this transaction with Arsenal, as we believe it affords us the opportunity to both deliver a return to many of our various stake holders that have supported Cyalume over the past several years and positions the Company for continued growth and future success.” Dale S. Baker, Chief Operating Officer, added “We are very excited to have Arsenal as our partner and we are confident that with their strategic and financial support we will be able to significantly accelerate our growth in the specialty chemical, pharmaceutical and medical product markets.”

Sal Gagliardo, Industry and Operations Partner at Arsenal, said “Cyalume has a strong brand and long-term relationships with blue chip customers. Given its robust portfolio of technologies, we expect that Cyalume will serve as a platform for further acquisitions in the specialty chemicals and performance polymers sector. We look forward to partnering with the Cyalume team to expand the Company’s capabilities.” Roy Seroussi, Principal at Arsenal, added “The investment in Cyalume represents an opportunity for Arsenal to leverage its industry knowledge and operating expertise in the formulated materials sector to support the Company’s strategy.”

Terms of the Agreement

Under the terms of the merger agreement, each outstanding share of Cyalume common stock and preferred stock will be converted into the right to receive an amount in cash calculated in accordance with the terms of the merger agreement, other than any shares held by stockholders who are entitled to and who properly demand appraisal rights, in each case subject to the terms and conditions of the merger agreement. Cyalume currently estimates that, if the closing of the transaction were to occur on August 31, 2017, the total amount to be paid to holders of Cyalume’s common stock would be approximately $5.8 million, or approximately $0.2081 per share of common stock. However, because this amount is based on Cyalume’s current estimates of deductions from the purchase price, including its outstanding closing indebtedness, transaction expenses, closing working capital and other amounts described in the merger agreement, and because Cyalume does not know the actual date on which the closing will occur or actual amounts of the corresponding deductions, the actual portion of the purchase price payable to holders of common stock could be different.

Stockholders affiliated with certain directors of the Company who hold the requisite percentage of Cyalume shares of voting stock to approve the transaction have executed a written consent approving the transaction, thereby providing the required stockholder approval for this transaction. As a result, no further action by other stockholders of Cyalume is required to approve the transaction, but consummation of the transaction remains subject to certain closing conditions as set forth in the merger agreement. The merger agreement was unanimously recommended by a special committee of Cyalume’s Board of Directors and was then approved by Cyalume’s full Board.

Advisors

Greenberg Traurig serves as legal counsel to Cyalume, and Cassel Salpeter & Co., LLC acts as financial advisor to the special committee of the Board of Directors of Cyalume, in connection with the transaction.  DLA Piper LLP (US) serves as legal counsel to Arsenal Capital Partners in connection with the transaction.

About Cyalume Technologies Holdings, Inc.

Cyalume produces specialty chemicals, pharmaceutical components, designs and manufactures unique related products and does sub-contract manufacturing of components for use in pharmaceutical, medical, commercial and military markets. The company is headquartered in Ft. Lauderdale, FL and has manufacturing locations in West Springfield, MA and Bound Brook, NJ as well as a subsidiary, Cyalume Technologies, SAS located in Aix-en-Provence, France.
The company sells to the US Military and other militaries and to major pharmaceutical and medical device companies throughout the world.

About Arsenal Capital Partners

Established in 2000, Arsenal Capital Partners is a leading New York based private equity firm that specializes in investments in middle market specialty industrials and healthcare companies. Since inception, Arsenal has raised institutional equity investment funds of approximately $3 billion. Arsenal invests in industry sectors in which the firm has significant prior knowledge and experience and seeks companies typically in the range of $100 - $500 million of initial enterprise value. The firm works with management teams to build strategically important companies with leading market positions, high growth, and high value-add. For additional information on Arsenal Capital Partners, please visit www.arsenalcapital.com.

Additional Information and Where to Find It

In connection with the proposed merger transaction, Cyalume will prepare an information statement for the stockholders of Cyalume to be filed with the Securities and Exchange Commission (the "SEC") and will mail the information statement to its stockholders and file other documents regarding the proposed transaction with the SEC as well.   Cyalume urges investors and stockholders to read the information statement when it becomes available, as well as other documents filed with the SEC with respect to the transaction, because they will contain important information. Investors and security holders will be able to receive the information statement and other documents free of charge at the SEC's web site, http://www.sec.gov, or from Cyalume at 910 SE 17th Street, Suite 300, Fort Lauderdale, Florida 33316.

Forward Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding Cyalume’s anticipated future performance, the amount to be paid to holders of Cyalume’s common stock in connection with the proposed transaction, and the expected timing of the closing of the proposed transaction. These statements often include words such as "approximately," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions.  Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the expected closing date of the transaction; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions in the merger agreement; and the outcome of potential litigation Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Cyalume’s 2016 Annual Report on Form 10-K and other filings with the SEC available at the SEC's website (http://www.sec.gov). Although Cyalume believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements.  Cyalume disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.